SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
current report
pursuant to section 13 or 15(d) of the
securities exchange act of 1934
Date of Report (date of earliest event reported): August 16, 2005
American Greetings Corporation
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

One American Road
Cleveland, Ohio	44144

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 16, 2005, American Greetings Corporation (“American Greetings”) and Mr. Michael J. Merriman, Jr., entered into an employment agreement under which Mr. Merriman will serve as the Senior Vice President and Chief Financial Officer of American Greetings, effective September 1, 2005. A brief description of the material terms of the employment agreement is contained in Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) As previously disclosed in a Current Report on Form 8-K filed on February 23, 2005, effective February 16, 2005, Mr. Joseph B. Cipollone was designated American Greetings’ interim principal financial officer solely for purposes of its filings pursuant to, and executing certifications required under, the Securities Act of 1933 and the Securities Exchange Act of 1934. As contemplated by his designation, Mr. Cipollone was intended to serve as the principal financial officer on a temporary basis until the appointment of a new Chief Financial Officer of American Greetings or as the Board of Directors shall otherwise determine. Accordingly, Mr. Cipollone’s position as the interim principal financial officer of American Greetings will terminate on September 1, 2005, the effective date of Mr. Merriman’s appointment as Senior Vice President and Chief Financial Officer of American Greetings. Mr. Cipollone will remain as the Principal Accounting Officer, and Vice President, Corporate Controller of American Greetings.
(c) Effective September 1, 2005, Mr. Merriman will serve as the Senior Vice President and Chief Financial Officer of American Greetings. Mr. Merriman will also serve as the Principal Financial Officer of American Greetings. Mr. Merriman, age 49, has been a private investor since April 2004. Mr. Merriman was the President and Chief Executive Officer of Royal Appliance Manufacturing Co., a publicly-held manufacturer and marketer of Dirt Devil vacuum cleaners, from 1995 until April 2004 and was its Chief Financial Officer from 1992 to 1995. Prior to working with Royal Appliance, Mr. Merriman, a Certified Public Accountant, was a partner in the audit practice of Arthur Andersen & Co.
          A copy of the press release announcing the appointment of Mr. Merriman as the Senior Vice President and Chief Financial Officer of American Greetings is attached hereto as Exhibit 99.1.
          On August 16, 2005, Mr. Merriman and American Greetings entered into an employment agreement under which he will serve as the Senior Vice President and Chief Financial Officer of American Greetings. Mr. Merriman’s employment agreement provides that he will be employed on an at-will basis with an annual base salary of $400,000, subject to increase based on performance or increased responsibilities. During his employment, the agreement provides that Mr. Merriman will be entitled to participate in the American Greetings Key Management Annual Incentive Plan (the “Annual Incentive Plan”) at the Senior Vice President level, with a target bonus award level of 80% of base salary. Mr. Merriman’s employment agreement also entitles him to participate in American Greetings’ stock option plans at the Senior Vice President level as follows:
(1)	Options to purchase 35,000 Class A common shares of American Greetings will be granted within 90 days after his employment begins, with an exercise price equal to the fair market value on the date of grant and to vest in equal increments on each of the first and second anniversary of the date of grant. Thereafter, Mr. Merriman will be granted options to purchase 35,000 Class A common shares annually, to vest in equal increments on each of the first and second anniversary of the date of grant; provided that the size of such grants may be increased or decreased based on individual performance and American Greetings’ stock option practices generally.

(2)	Options to purchase 60,000 Class A common shares will be granted within 90 days after his employment begins, with an exercise price equal to the fair market value on the date of grant. All of such options will vest 48 months after Mr. Merriman’s employment begins; however, if on any day prior to such vesting date the American Greetings stock price closes at or above (a) $35 per share, options to purchase 10,000 shares will vest immediately; (b) $40 per share, options to purchase 10,000 shares will vest immediately; (c) $45 per share, options to purchase 20,000 shares will vest immediately; and (d) at or above $50 per share, options to purchase 20,000 shares will vest immediately.
          Under the terms of his employment agreement, Mr. Merriman also is entitled to receive other benefits normally provided to Senior Vice Presidents including participation in the American Greetings Retirement Profit Sharing and Savings Plan, use of a company automobile and participation in health care, disability, life insurance and other benefit programs maintained by American Greetings. If Mr. Merriman is involuntarily terminated by American Greetings (for reasons other than a gross violation of his obligations to American Greetings as “gross violation” is defined in his employment agreement), or Mr. Merriman resigns because his duties are reduced to that of a position below that of his then current level, his compensation is reduced, or there is a change of control in the ownership of American Greetings, or Mr. Merriman resigns because after 36 months, but before 48 months after the date of his hire, he has not been offered responsibility for operating and managing a material business unit of American Greetings, Mr. Merriman’s agreement provides that he will be entitled to either (i) severance under American Greetings severance policy then in effect or (ii) the following severance benefits: 12 months base salary at his salary in effect as of the date of the severance event; continued participation in the Annual Incentive Plan for the fiscal year in which the severance event occurs; immediate vesting of any stock options that would have vested within 12 months of the date of the severance event, provided that if vesting is so accelerated, such accelerated vesting will apply only to 40,000 of the options to purchase 60,000 shares described in paragraph 2 above; continued participation at an active employee rate in American Greetings’ health care programs for a period of 12 months following the date of the severance event; and continued use of his company automobile for a period of 30 days following the date of the severance event. As a condition to receiving severance under his employment agreement, Mr. Merriman must execute a waiver and release of claims in a form satisfactory to American Greetings.
          Under his employment agreement, Mr. Merriman is prohibited from disclosing American Greetings’ confidential information or trade secrets acquired during the course of his employment. Mr. Merriman is also prohibited from engaging in specified activities that are in competition with American Greetings for a period of 12 months after termination of employment.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
10.1	Employment Agreement, dated August 16, 2005, between American Greetings and Michael J. Merriman, Jr.

99.1	Press Release, dated August 16, 2005, announcing the appointment of Mr. Merriman as the Senior Vice President and Chief Financial Officer of American Greetings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation (Registrant)
By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane Senior Vice President, General Counsel and Secretary

Date: August 19, 2005

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